January 2025

Preliminary Pricing Supplement No. 5,987
Registration Statement Nos. 333-275587; 333-275587-01
Dated January 17, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index. At maturity, if the final index value of each underlying index is greater than its respective initial index value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying index. If the final index value of any underlying index is less than or equal to its respective initial index value, but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%, investors will receive the stated principal amount of their investment. However, if the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 30%, investors will lose 1.4286% for every 1% decline in the worst performing underlying index beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying indices, a decline in any underlying index by an amount greater than the buffer amount will result in a loss of some or all of your investment even if the other underlying indices have appreciated or have not declined as much. The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying indices and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying index. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 26, 2028
Underlying indices:	S&P 500® Growth Index (the “SGX Index”), the S&P 500® Index (the “SPX Index”) and the S&P 500® Equal Weight Index (the “SPW Index”)
Aggregate principal amount:	$
Payment at maturity:	If the final index value of each underlying index is greater than its respective initial index value,
$1,000 + ($1,000 × leverage factor × index return of the worst performing underlying index)

If the final index value of any underlying index is less than or equal to its respective initial index value but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%,

$1,000

If the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 30%,

$1,000 + [$1,000 × (index return of the worst performing underlying index + 30%) × downside factor]
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and could be zero.
Leverage factor:	At least 124%. The actual leverage factor will be determined on the pricing date.
Downside factor:	1.4286
Index return:	With respect to each underlying index, (final index value – initial index value) / initial index value
Worst performing underlying index:	The underlying index with the lesser index return
Initial index value:

With respect to the SGX Index, , which is the index closing value of such index on the pricing date

With respect to the SPX Index, , which is the index closing value of such index on the pricing date

With respect to the SPW Index, , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Valuation date:	January 21, 2028, subject to adjustment for non-index business days and certain market disruption events
Minimum payment at maturity:	None
Buffer amount:

30%. As a result of the buffer amount of 30%, the values at or above which the underlying indices must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS are as follows:

With respect to the SGX Index, , which is 70% of its initial index value

With respect to the SPX Index, , which is 70% of its initial index value

With respect to the SPW Index, , which is 70% of its initial index value

Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	January 21, 2025
Original issue date:	January 24, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61777RF73 / US61777RF739
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $989.30 per Buffered PLUS, or within $30.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 19.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023      Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of three U.S. equity indices

￭To potentially outperform the worst performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index by taking advantage of the leverage factor

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying index

If the final index value of any underlying index is less than 70% of its respective initial index value, investors will be negatively exposed to the decline in the worst performing underlying index beyond the buffer amount and will lose some or all of their investment.

Maturity:	Approximately 3 years
Leverage factor:	At least 124%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered PLUS.
Buffer amount:	30%
Downside factor:	1.4286
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $989.30, or within $30.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index to the extent that the final index value of each underlying index is greater than its respective initial index value. At maturity, if the final index value of each underlying index is greater than its respective initial index value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying index. If the final index value of any underlying index is less than or equal to its respective initial index value but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, investors will receive the stated principal amount of their investment. However, if the final index value of any underlying index is less than 70% of its respective initial index value, investors will lose 1.4286% for every 1% decline in the worst performing underlying index beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance

The Buffered PLUS offer investors an opportunity to receive at least 124% of the positive return of the worst performing of the underlying indices if each underlying index has appreciated in value. The actual leverage factor will be determined on the pricing date.

Upside Scenario if Each Underlying Index Appreciates

Each underlying index increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus at least 124% of the index return of the worst performing underlying index. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final index value of any underlying index is less than or equal to its respective initial index value but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value. At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Downside Scenario

The final index value of any underlying index is less than 70% of its respective initial index value. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying index over the term of the Buffered PLUS beyond the buffer amount of 30% times the downside factor of 1.4286. For example, if the final index value of the worst performing underlying index is 75% less than its initial index value, the Buffered PLUS will be redeemed at maturity for a loss of 64.287% of principal at $357.13, or 35.713% of the stated principal amount. There is no minimum payment at maturity on the Buffered PLUS, and you could lose your entire investment.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying indices, a decline in any underlying index to less than 70% of its respective initial index value will result in a loss of some or all of your investment, even if the other underlying indices have appreciated or have not declined as much.

January 2025 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial index value for each underlying index will be determined on the pricing date. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Hypothetical leverage factor:	124%
Hypothetical initial index value:	With respect to the SGX Index: 3,500 With respect to the SPX Index: 5,000 With respect to the SPW Index: 6,500
Buffer amount:	30%
Downside factor:	1.4286

EXAMPLE 1: The final index value of each underlying index is greater than its respective initial index value.

Final index value		SGX Index: 3,850 SPX Index: 7,000 SPW Index: 7,800
Index return		SGX Index: (3,850 – 3,500) / 3,500 = 10% SPX Index: (7,000 – 5,000) / 5,000 = 40% SPW Index: (7,800 – 6,500) / 6,500 = 20%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × index return of the worst performing underlying index)
	=	$1,000 + ($1,000 × 124% × 10%)
	=	$1,124

In example 1, the final index values of the SGX Index, the SPX Index and the SPW Index are greater than their initial index values. The SGX Index has appreciated by 10%, the SPX Index has appreciated by 40% and the SPW Index has appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus 124% of the appreciation of the worst performing underlying index, which is the SGX Index in this example. Investors receive $1,124 per Buffered PLUS at maturity.

EXAMPLE 2: The final index value of one underlying index is greater than its respective initial index value while the final index values of the other two underlying indices are less than their respective initial index values, but no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%.

Final index value		SGX Index: 4,900
		SPX Index: 4,500 SPW Index: 5,525
Index return		SGX Index: (4,900 – 3,500) / 3,500 = 40% SPX Index: (4,500 – 5,000) / 5,000 = -10% SPW Index: (5,525 – 6,500) / 6,500 = -15%
Payment at maturity	=	$1,000

In example 2, the final index value of the SGX Index is greater than its respective initial index value, while the final index values of the SPX Index and the SPW Index are less than their respective initial index values. The SGX Index has appreciated by 40%, the SPX index has declined by 10% and the SPW Index has declined by 15%, but no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

January 2025 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

EXAMPLE 3: The final index value of one underlying index is greater than its respective initial index value while the final index values of the other two underlying indices are less than 70% of their respective initial index values. Investors are therefore exposed on a 1.4286-to-1 basis to the percentage decline of the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%.

Final index value		SGX Index: 3,850
SPX Index: 2,500 SPW Index: 3,900
Index return		SGX Index: (3,850 – 3,500) / 3,500 = 10% SPX Index: (2,500 – 5,000) / 5,000 = -50% SPW Index: (3,900 – 6,500) / 6,500 = -40%
Payment at maturity	=	$1,000 + [$1,000 × (index return of the worst performing underlying index + 30%) × downside factor]
	=	$1,000 + [$1,000 × (-50% + 30%) × 1.4286]
	=	$714.28

In example 3, the final index value of the SGX Index is greater than its respective initial index value, while the final index values of the SPX Index and the SPW Index are less than 70% of their respective initial index values. While the SGX Index has appreciated by 10%, the SPX index has declined by 50% and the SPW Index has declined by 40%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying index in this example, beyond the buffer amount of 30%, and receive a payment at maturity of $714.28 per Buffered PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying index even though the SGX Index appreciated in value by 10%, because the final index value of each underlying index is not greater than or equal to 70% of its respective initial index value.

EXAMPLE 4: The final index value of each underlying index is less than its respective initial index value, but no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%.

Final index value		SGX Index: 3,325
		SPX Index: 4,500 SPW Index: 6,175
Index return		SGX Index: (3,325 – 3,500) / 3,500 = -5% SPX Index: (4,500 – 5,000) / 5,000 = -10% SPW Index: (6,175 – 6,500) / 6,500 = -5%
Payment at maturity	=	$1,000

In example 4, the final index value of each underlying index is less than its respective initial index value, but no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 30%. The SGX index has declined by 5%, the SPX Index has declined by 10% and the SPW Index has declined by 5%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

January 2025 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

EXAMPLE 5: The final index value of each underlying index is less than 70% of its respective initial index value. Investors are therefore exposed on a 1.4286-to-1 basis to the percentage decline of the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%

Final index value		SGX Index: 1,050
SPX Index: 2,000 SPW Index: 3,900
Index return		SGX Index: (1,050 – 3,500) / 3,500 = -70% SPX Index: (2,000 – 5,000) / 5,000 = -60% SPW Index: (3,900 – 6,500) / 6,500 = -40%
Payment at maturity	=	$1,000 + [$1,000 × (index return of the worst performing underlying index + 30%) × downside factor]
	=	$1,000 + [$1,000 × (-70% + 30%) × 1.4286]
	=	$428.56

In example 5, the final index values of the SGX Index, the SPX Index and the SPW Index are less than their respective initial index values by an amount greater than the buffer amount of 30%. The SGX index has declined by 70%, the SPX Index has declined by 60% and the SPW Index has declined by 40%. Therefore, investors are exposed to the negative performance of the SGX Index, which is the worst performing underlying index in this example, beyond the buffer amount of 30%, and receive a payment at maturity of $428.56 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying indices, a decline in any underlying index by an amount greater than the buffer amount of 30% will result in a loss of some or all of your investment, even if the other underlying indices have appreciated or have not declined as much.

January 2025 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest or guarantee the return of any of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. If the final index value of any underlying index is less than 70% of its initial index value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying index below 70% of the initial index value times the downside factor of 1.4286. As there is no minimum payment at maturity on the Buffered PLUS, you could lose your entire initial investment.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Growth Index Overview,” “S&P 500® Index Overview” and “S&P 500® Equal Weight Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if all of the underlying indices appreciate prior to the valuation date but the value of any underlying index drops by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in any underlying index. Investing in the Buffered PLUS is not equivalent to investing in any underlying index or the component stocks of any underlying index. As an investor in the

January 2025 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in

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the Buffered PLUS (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial index values and the final index values, including whether any underlying index has decreased to below 70% of its respective initial index value, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the Buffered PLUS it not linked to a basket consisting of all three underlying indices. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. If any underlying index declines to below 70% of its respective initial index value as of the valuation date, you will lose some or all of your investment, even if the other underlying indices have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will decline to below 70% of its initial index value as of the valuation date than if the Buffered PLUS were linked to only one underlying index. Therefore, it is more likely that you will suffer a loss on your investment.

￭The investment strategy represented by the S&P 500® Growth Index may not be successful. The S&P 500® Growth Index is designed to measure the full performance of companies included in the S&P 500® Index that exhibit relatively strong growth characteristics and relatively weak value characteristics and a portion of the performance of companies with more balanced growth and value characteristics. There is, however, no assurance that the S&P 500® Growth Index will outperform any other

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index or strategy that tracks U.S. stocks selected using other criteria. A “growth” investment strategy is premised on the goal of investing in stocks of companies with relatively higher price-to-book ratios, higher I/B/E/S forecast medium term (2 year) growth and higher sales per share historical growth (5 years) on the assumption that the value of those stocks will increase over time as these companies grow more rapidly than the broader market. However, the growth characteristics referenced by the S&P 500® Growth Index may not be accurate predictors of future growth, and there is no guarantee that these stocks will appreciate. In addition, the S&P 500® Growth Index’s selection methodology includes a bias toward stocks that have higher prices, and if these stocks prove to be overvalued, they may underperform the broader market. It is possible that the stock selection methodology of the S&P 500® Growth Index will adversely affect its return and, consequently, the level of the S&P 500® Growth Index and the value of your securities.

￭Adjustments to the underlying indices could adversely affect the value of the Buffered PLUS. The publisher of any underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of any underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Principal at Risk Securities

S&P 500® Growth Index Overview

The S&P 500® Growth Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is a float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500® Index that have been identified as being on the “growth” end of the growth-value spectrum. For additional information about the S&P 500® Growth Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	SGX
Current Index Value:	4,077.794
52 Weeks Ago:	3,043.885
52 Week High (on 12/16/2024):	4,250.942
52 Week Low (on 1/17/2024):	3,037.995

The following graph sets forth the daily closing values of the SGX Index for the period from January 1, 2020 through January 10, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SGX Index for each quarter in the same period. The closing value of the SGX Index on January 10, 2025 was 4,077.794. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SGX index has at times experienced periods of high volatility, and you should not take the historical values of the SGX index as an indication of its future performance.

SGX Index Daily Closing Values January 1, 2020 to January 10, 2025

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S&P 500® Growth Index	High	Low	Period End
2020
First Quarter	2,120.378	1,454.140	1,664.045
Second Quarter	2,114.060	1,592.320	2,094.217
Third Quarter	2,516.631	2,113.810	2,334.463
Fourth Quarter	2,577.221	2,261.224	2,577.221
2021
First Quarter	2,713.205	2,476.756	2,626.553
Second Quarter	2,938.243	2,660.827	2,934.387
Third Quarter	3,184.817	2,945.752	2,983.946
Fourth Quarter	3,423.276	2,952.252	3,377.173
2022
First Quarter	3,403.717	2,751.749	3,080.841
Second Quarter	3,139.652	2,344.688	2,433.759
Third Quarter	2,880.136	2,334.219	2,334.219
Fourth Quarter	2,560.247	2,287.250	2,361.035
2023
First Quarter	2,579.285	2,310.437	2,579.285
Second Quarter	2,843.139	2,549.680	2,843.139
Third Quarter	2,927.710	2,746.591	2,761.183
Fourth Quarter	3,041.865	2,653.431	3,030.312
2024
First Quarter	3,435.525	2,941.156	3,410.904
Second Quarter	3,763.387	3,200.969	3,731.629
Third Quarter	3,919.289	3,416.574	3,864.024
Fourth Quarter	4,250.942	3,810.023	4,089.034
2025
First Quarter (through January 10, 2025)	4,209.103	4,077.794	4,077.794

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,827.04
52 Weeks Ago:	4,783.45
52 Week High (on 12/6/2024):	6,090.27
52 Week Low (on 1/17/2024):	4,739.21

The following graph sets forth the daily closing values of the SPX index for the period from January 1, 2020 through January 10, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX index for each quarter in the same period. The closing value of the SPX Index on January 10, 2025 was 5,827.04. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX index has at times experienced periods of high volatility, and you should not take the historical values of the SPX index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2020 to January 10, 2025

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S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter (through January 10, 2025)	5,975.38	5,827.04	5,827.04

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The S&P 500® Equal Weight Index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.20% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	SPW
Current Index Value:	7,020.45
52 Weeks Ago:	6,364.05
52 Week High (on 11/29/2024):	7,589.91
52 Week Low (on 1/17/2024):	6,239.42

The following graph sets forth the daily closing values of the SPW index for the period from January 1, 2020 through January 10, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPW index for each quarter in the same period. The closing value of the SPW Index on January 10, 2025 was 7,020.45. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPW index has at times experienced periods of high volatility, and you should not take the historical values of the SPW index as an indication of its future performance.

SPW Index Daily Index Closing Values January 1, 2020 to January 10, 2025

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S&P 500® Equal Weight Index	High	Low	Period End
2020
First Quarter	4,806.72	2,921.93	3,418.87
Second Quarter	4,585.77	3,249.21	4,138.74
Third Quarter	4,620.87	4,078.95	4,396.19
Fourth Quarter	5,182.04	4,334.25	5,182.04
2021
First Quarter	5,782.19	5,101.09	5,752.06
Second Quarter	6,175.34	5,814.31	6,124.90
Third Quarter	6,379.51	5,952.10	6,086.19
Fourth Quarter	6,616.06	6,127.42	6,605.87
2022
First Quarter	6,664.65	6,003.29	6,397.74
Second Quarter	6,450.24	5,288.19	5,453.53
Third Quarter	6,184.25	5,167.33	5,167.33
Fourth Quarter	6,039.80	5,200.86	5,739.53
2023
First Quarter	6,290.76	5,585.79	5,878.10
Second Quarter	6,081.96	5,657.33	6,081.96
Third Quarter	6,292.81	5,730.30	5,754.77
Fourth Quarter	6,427.69	5,426.22	6,402.89
2024
First Quarter	6,875.88	6,239.42	6,875.88
Second Quarter	6,833.69	6,460.18	6,663.71
Third Quarter	7,269.40	6,598.53	7,269.40
Fourth Quarter	7,589.91	7,039.91	7,100.83
2025
First Quarter (through January 10, 2025)	7,145.33	7,020.45	7,020.45

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to each of the SGX Index, the SPX Index and the SPW Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day with respect to any underlying index or if a market disruption event occurs with respect to any underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying index.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

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Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Buffered PLUS. An alternative characterization of the Buffered PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Buffered PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to

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Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of any underlying index on the pricing date, and therefore could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying index, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Growth Index, the S&P 500® Index and the S&P 500® Equal Weight Index due January 26, 2028

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the leverage factor, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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